UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 26, 2010

NeoMagic Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2372-A Qume Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         (408) 428-9725

780 Montague Expressway, #504, San Jose, CA 95131
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement

On January 26, 2010, FLG Partners, LLC, a chief financial officer services and board advisory consultancy firm, notified NeoMagic Corporation (the “Company”) it was terminating its Consulting Agreement, dated as of December 7, 2009 (the “Agreement”), to provide the Company with the services of James D. Pardee as an Acting Chief Financial Officer and principal financial and accounting officer.

The material terms of the Agreement are disclosed under Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 11, 2009, with such discussion incorporated into this Item 1.02 by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On January 26, 2010, James D. Pardee, a partner at FLG Partners, LLC ("FLG Partners"), a chief financial officer services and board advisory consultancy firm, notified the Company he was resigning as its Acting Chief Financial Officer and principal financial and accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: February 1, 2010	By:	/s/ Syed Zaidi
SYED ZAIDI
President and Interim Chief Executive Officer